United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

January 4, 2018 (December 20, 2017)

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

           New York, New York  10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)

or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 – Financial Information

Item 1.01 Entry into a Binding Letter of Intent Agreement

On December 20, 2017, International Seaways, Inc., a corporation incorporated under the laws of the Marshall Islands (the “Company”), entered into a binding Letter of Intent (“LOI”) with Euronav NV, a limited liability company incorporated under the laws of Belgium (“Euronav”), pursuant to which the Company has agreed to purchase from Euronav, on the terms and subject to the conditions in the LOI including those set out below, the outstanding shares of Gener8 Maritime Subsidiary VII, Inc., a corporation incorporated under the laws of the Marshalls Islands (“HoldCo”) and the sole member of six limited liability companies which in the aggregate hold title to six VLCC vessels (the “Vessels”) (such transaction, the “Transaction”) in connection with a transaction to be entered into between Euronav and Gener8 Maritime, Inc., a corporation incorporated under the laws of the Marshall Islands (“GNRT”).

The purchase price for the Transaction is $434 million, inclusive of any assumed debt. The Company intends to fund the Transaction with a combination of available liquidity, the assumption of all or part of the debt secured by the Vessels and/or new third-party financing.

The Company’s obligation to consummate the Transaction is subject to a number of conditions including, but not limited to:

•	consummation of Euronav’s announced acquisition of GNRT on terms that do not materially impede, interfere with, prevent, delay or limit the economic benefit to the Company of the Transaction;

•	amendment of the Company’s existing term loan credit facility as required to consummate the Transaction, on terms and conditions reasonably acceptable to the Company;

•	receipt of financing necessary for the Company to consummate the Transaction, which may include third-party financing and/or the assumption of the debt currently secured by the Vessels, on terms and conditions reasonably acceptable to the Company;

•	completion of due diligence to the Company’s reasonable satisfaction;

•	execution of a definitive stock purchase agreement on terms and conditions reasonably satisfactory to the Company;

•	receipt of any required regulatory approvals and third-party consents and approvals.

Euronav’s obligation to consummate the Transaction is also subject to consummation of the transaction contemplated by the merger agreement between Euronav and GNRT (the “GNRT Agreement”). Each party to the LOI has agreed to use its reasonable best efforts to satisfy the foregoing conditions. The Transaction is expected to close in the second quarter of 2018.

Euronav has agreed to facilitate the Company’s due diligence process and has also agreed to an exclusivity undertaking whereby it will not and will cause GNRT not to directly or indirectly solicit or accept other inquiries, offers, or bids to purchase any of the Vessels or enter into any other transaction which would reasonably be expected to interfere with the Transaction.

The LOI obligates Euronav to pay the Company a break-up fee equal to $5 million if the LOI is terminated in certain circumstances, but only in situations where either the GNRT Agreement has been terminated, provided Euronav has received a break-up fee under the GNRT Agreement or the merger has been consummated but the Transaction has not.

Either party is permitted to terminate the LOI on or after March 31, 2018 if the parties have not entered into a definitive stock purchase agreement by such date and the party terminating the LOI is not otherwise in breach thereof.

This report contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (“SEC”), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to acquire new vessels (including the financing of any such acquisition), issue dividends, its prospects, including statements regarding trends in the tanker markets, possibilities of strategic alliances, investments and consolidation, and share repurchases. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for the Company and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: January 4, 2018	By	/s/ James D. Small III
Name: James D. Small III Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel